EXHIBIT 5.1
                                                                     -----------

FOLEY HOAG LLP
ATTORNEYS AT LAW

June 17, 2002

Able Laboratories, Inc.
200 Highland Avenue, Suite 301
Needham, MA 02494

Ladies and Gentlemen:

     We are familiar with the Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit, to be filed by Able Laboratories, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed public offering by security holders of the Company of a total of 4,559,775 shares (the "Shares") of the Company's common stock, $0.01 par value per share ("Common Stock").

     In arriving at the opinion expressed below, we have examined and relied on the following documents:

     (1) the Certificate of Incorporation and By-laws of the Company, each as amended as of the date hereof; and

     (2) records of meetings and consents of the Board of Directors of the Company relating to the issuance of the Shares provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies.

     Based upon and subject to the foregoing, it is our opinion that the Company has taken all necessary corporate action required to authorize the issuance of the Shares, and the Shares, when issued upon receipt of consideration therefor, and when certificates for the same have been duly executed and countersigned and delivered, will be legally issued, fully paid and non-assessable.

BOSTON / 155 Seaport Boulevard / Boston, Massachusetts 02210-2600 / TEL:
617.832.1000 / FAX: 617.832.7000 WASHINGTON, DC / 1747 Pennsylvania Ave., NW /
Suite 1200 / Washington, DC 20006-4604 / TEL: 202.223.1200 / FAX: 202.785.6687
www.foleyhoag.com
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Able Laboratories, Inc.
June 17, 2002
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          FOLEY, HOAG & ELIOT LLP


                                          By: /s/ David A. Broadwin
                                              -----------------------------
                                              A Partner